                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                --------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                --------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 3O5(b)(2)

                                --------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

        New York                                       13-3818954
(Jurisdiction of incorporation                      (I.R.S. Employer
if not a U.S. national bank)                        Identification No.)

   114 WEST 47th STREET                                10036-1532
   New YORK, New York                                  (Zip Code)
  (Address of principal
   executive offices)

                                --------------
                                 Synetic, Inc.
              (Exact name of obligor as specified in its charter)

       Delaware                                                 22-2975182
(State or other jurisdiction of                              I.R.S. Employer
incorporation or organization                                Identification No.)

                                669 River Drive
                             River Drive Center II
                            Elmwood Park,  NJ 07407
                                 (201) 703-8400
                    (Address of principal executive offices)

                                --------------

                 % Convertible Subordinated Debentures due 2007

================================================================================

                                    GENERAL



 1.  General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Federal Reserve Bank of New York (2nd District), New York, New York
             (Board of Governors of the Federal Reserve System).
           Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers. the trustee is authorized to exorcise corporate trust powers.


 2.  Affiliations with the Obligator
     -------------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


 3.  Voting Securities of the Trustee
     --------------------------------

     2,999,020 shares of Common Stock - par value $5 per share


     Trusteeships under Other Indentures
     -----------------------------------

     Not applicable.


 4.  Interlocking Directories and Similar Relationships with the Obligor or
     ----------------------------------------------------------------------
     Underwriters
     ------------

     Not applicable.

 6. Voting Securities of the Trustee Owned by the Obligor or its Officials
    ----------------------------------------------------------------------
    Not applicable.


 7. Voting Securities of the Trustee Owned by Underwriters or their
    ---------------------------------------------------------------
    Officials
    ---------

    Not applicable.

 8. Securities of the Obligor Owned or Held by the Trustee
    ------------------------------------------------------

    Not applicable.


 9. Securities of Underwriters Owned or Held by the Trustee
    -------------------------------------------------------

    Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain
    --------------------------------------------------------------------
    Affiliates or Securities Holders of the Obligor.
    -----------------------------------------------

    Not applicable..


11. Ownership or Holdings by the Trustee of any Securities of a Person
    ------------------------------------------------------------------
    Owning 50 Percent or More of the Voting Securities of the Obligor.
    -----------------------------------------------------------------

    Not applicable.

12. Indebtedness of the Obligor to the Trustee
    ------------------------------------------

13. Defaults by the Obligor
    -----------------------

    Not applicable.

14. Affiliations with the Underwriters
    ----------------------------------

    Not applicable.

                                     - 4-
15.  Foreign Trustee
     --------------
     Not applicable.

16.  List of Exhibits
     ----------------

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.2 --   Included in Exhibit T-1.1.

     T-1.3 --   Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

As of February 6, 1997 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of February, 1997.

UNITED STATES TRUST COMPANY OF
    NEW YORK, Trustee


By: /s/ John Guliano
    ----------------------------
    John Guliano
    Vice President

JG/pg
(rev:080996)

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
     OF NEW YORK


    /s/ Gerard F. Ganey
    -------------------------
By: Gerard F. Ganey
    Senior Vice President

                                                   EXH1BIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1996
                              ------------------
                                (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                 $ 38,257

Short-Term Investments                                    82,377

Securities, Available for Sale                           861,975

Loans                                                  1,404,930
Less: Allowance for Credit Losses                         13,048
                                                       ---------
  Net Loans                                            1,391,882
Premises and Equipment                                    60,012
Other Assets                                             133,673
                                                       ---------
  Total Assets                                        $2,568,176
                                                      ==========

LIABILITIES
-----------
Deposits:
  Non-Interest Bearing                                $  466,849
  Interest Bearing                                     1,433,894
                                                       ---------
    Total Deposits                                     1,900,743

Short-Term Credit Facilities                             369,045
Accounts Payable and Accrued Liabilities                 143,604
                                                       ---------
  Total Liabilities                                   $2,413,392
                                                      ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                              14,995
Capital Surplus                                           42,394
Retained Earnings                                         98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                        (1,007)
                                                        --------
Total Stockholder's Equity                               154,784
                                                        --------
  Total Liabilities and
  Stockholder's Equity                                $2,568,176
                                                      ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulartory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996